UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2022 (July 28, 2022)

IONIX TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54485	45-0713638
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Rm 608, Block B, Times Square, No. 50 People Road, Zhongshan District,

Dalian City, Liaoning Province, China 116001

(Address of principal executive offices, including zip code)

+86-411-88079120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:          None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2022, Chief Financial Officer, Yue Kou (“Ms. Yue”), of Ionix Technology, Inc. (the “Company”) passed away unexpectedly. Ms. Yue served as the CFO of the Company since May 2016 and it is with great sadness that the Company announces the passing of Ms. Yue. She was an outstanding CFO and will be missed not only as a business colleague, but also as a friend. The Company extends its deepest gratitude to Ms. Yue and her family for her years of service, and sincerest condolences.

Effective August 19, 2022, our Chief Executive Officer, Cheng Li (“Cheng”) is hereby appointed as the Corporation’s interim Chief Financial Officer to serve until his/her successor is duly elected, his/her resignation, or the next annual meeting of shareholders.

BIOGRAPHY:

Mr. Cheng Li has participated in the operation and management of the Company since 2015. From April 2013 to March 2015, Mr. Li served as the general Manager and financial controller of Dalian Huanyu Venture Capital Co., Ltd, where he engaged in project approvals, financing, and investments and accumulated substantial experience in the field of high-tech and financing operations. From 1996 to 2012, Mr. Li served in the Ministry of Industry and Information Technology of Jiamusi city, Heilongjiang Province and the Association for Science and Technology of Jiamusi. He received his undergraduate degree in 1980 from Liaoning Normal University.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ionix Technology, Inc.

Date: August 24, 2022	By	/s/ Cheng Li
Cheng Li
Duly Authorized officer, Chief Executive Officer